U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 6, 2005


                            LEXINGTON RESOURCES, INC.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25455                                         88-0365453
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  702.382.5139
                           ___________________________
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERAL DEFINITIVE AGREEMENT.

Barnett Shale Project

            On June 2, 2005, the Board of Directors of Lexington Resources, Inc., a Nevada corporation (the "Company"), authorized and approved the execution of a definitive agreement with a Texas-based limited partnership (the "Agreement"), regarding a gas well horizontal drilling venture in the Jack, Wise, and Palo Pinto Counties in the State of Texas (the "Barnett Shale Project"). Pursuant to the terms and provisions of the Agreement: (i) the Company will be able to acquire up to a maximum 75% working interest in approximately 3,000 net leasehold acres in the Barnett Shale Project; (ii) the Company will pay a non-refundable deposit of $100,000, which shall be credited against the total purchase price to be paid by the Company for the working interest in the 3,000 net leasehold acres; (iii) the Company will pay approximately its pro-rata share of net leasehold acre it acquires; (iv) in the event the Company purchases the maximum 75% working interest, the Company will receive a 56.25% net revenue interest on the leases and the remaining net revenue interest shall be reserved as an overriding royalty interest for the Texas limited partnership; (v) the Company will carry for the Texas limited partnership an 11.25% working interest in the drilling, completion and equipping of the pipeline on all wells drilled on the acreage purchased by the Company, which carried working interest will be proportionately reduced to an 8.4375% working interest in the event the Company purchases the maximum 75% net revenue interest; (vi) the Company will be responsible for its pro-rata share of acreage costs; and (vii) the Company's contract operator, Oak Hills Drilling and Operating LLC ("Oak Hills"), will be the operator for the project.

The Company anticipates, subject to financing, that the first well will be spudded in August 2005 and that all drilling on the acquired acreage will be completed in less than two years.

Based upon information by the American Association of Petroleum Geologists, over one trillion cubic feet of natural has already been produced in the Barnett Shale area in the Bend Arch-Fort Worth Basin province. The Barnett Shale area produces more than 50% of all shale gas produced in the Untied States. Based upon an U.S. Geological survey, management of the Company believes that a mean of 25.7 trillion cubic feet of undiscovered natural gas, a mean of 98.5 million barrels of undiscovered oil, and a mean of 1.1 billion barrels of undiscovered natural gas liquids may exist in the Bend Arch-Fort Worth Basin province.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         LEXINGTON RESOURCES, INC.


Date:  June 6, 2005                      By:/s/ GRANT ATKINS
                                           ___________________________________
                                           Grant Atkins
                                           President and Chief Executive Officer